MANAGEMENT SERVICES AGREEMENT

MEMORANDUM OF AGREEMENT made as of and to have effect from the 1st day of November 2010.

BETWEEN:

Nation Energy Inc.

900 - 609 West Hastings Street

Vancouver, B.C.

V6B 4W4

(hereinafter called the “Company”

OF THE FIRST PART

AND:

CARAVEL MANAGEMENT CORP.

900 - 609 West Hastings Street

Vancouver, B.C.

V6B 4W4

(hereinafter called “Caravel”)

OF THE SECOND PART

WHEREAS Caravel is a private company in the business of providing management, office and administrative services to reporting companies; and

WHEREAS the Company wishes to retain the services of Caravel to provide such services to the Company on the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed as follows:

1.

APPOINTMENT

The Company hereby retains Caravel to provide management, office and administrative services to the Company in accordance with the terms of this agreement.

2.

TERM

This agreement shall commence on the first day of November 2010 and shall continue on a month-to-month basis until terminated by one of the parties.

This agreement may be terminated by either party upon 30 day’s written notice to the other party, without cause.

3.

REMUNERATION

The Company shall pay to Caravel for the services rendered by it hereunder:

(a)

the sum of $3,500.00 USD per month; and

(b)

any out-of-pocket expenses incurred by Caravel on behalf of the Company; and

(c)

specific specialized management services.

The amount payable to Caravel hereunder may be altered from time to time during the term of this agreement by mutual agreement between the parties, provided however that in the event that any such increase is subject to the prior approval of the TSX Venture Exchange, or other such organization or regulatory agency, such increase will be subject to first obtaining such approval.

The sum payable and described in 3(a) shall automatically be increased 3% annually beginning one year after the effective date described in 2.

2.

SERVICES TO BE PROVIDED

Caravel shall provide the following services to the Company:

(a)

provide assistance with respect to the administration of the financial affairs of the Company;

(b)

provide liaison with the Company’s auditors;

(c)

assist the senior officers of the Company in developing financial plans for the Company;

(d)

assist in developing and administering the exploration and development programs for the Company’s resource properties;

(e)

prepare, in consultation with the Company’s Audit Committee or Board of Directors, as the case may be, financial statements, related management’s discussion and analysis, press releases disclosing financial results and other financial information, and attend to the dissemination thereof to the public and the shareholders of the Company, as required;

(f)

provide general bookkeeping and accounting services to the Company;

(g)

coordinate and administer the Company’s compliance with the financial reporting requirements of the securities regulatory authorities having jurisdiction;

(h)

perform or cause to be performed through the Company’s solicitors, the duties of a corporate secretary pursuant to the requirements of the Business Corporation Act; and

(i)

provide general office and administration services to the Company;

(j)

provide website creation and maintenance;

(k)

provide electronic filing of all material documents (SEDAR);

(l)

provide the use of office and fixed assets.

1.

NOTICE

Any notice to be given under this agreement shall be in writing and shall be deemed to have been given if delivered to, or sent by prepaid registered post addressed to, the respective addresses of the parties appearing on the first page of this agreement (or to such other address as one party provides to the other in a notice given accordingly to this paragraph).  Where a notice is given by registered post it shall be conclusively deemed to be given and received on the fifth day of its deposit in a Canada post office at any place in Canada.

Either party may terminate this agreement without notice or other act if:

a)

either party is in default in any material respect in the performance of any of its obligations under this Agreement or otherwise commit any material breach of this Agreement, and such default continues after thirty (30) days written notice from the non defaulting party to the defaulting party stating the particulars of such default.

b)

Bankruptcy or insolvency proceedings are instituted by or against the other party or the other party as adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver or receiver-manager is appointed with respect to any or all of the assets of the other party.

c)

The Company may terminate this agreement with or without notice or other act if there is any change in the current control and/or management of Caravel which changes shall be unacceptable to the Company in the Company’s sole discretion.  This agreement is not assignable by Caravel, either directly or indirectly, without the written consent of the Company, which consent may be arbitrarily withheld.

6.

MISCELLANEOUS

a.1

This agreement may not be assigned by either party without the prior written consent of the other.

a.2

This agreement supersedes any prior agreement, verbal or written, made between the parties relating to the subject matter hereof, and states the entire agreement between the parties.  This agreement may be supplemented, altered, amended, modified or revoked by the parties only in writing.

a.3

The titles of headings to the respective paragraphs of this agreement shall be regarded as having been used for reference and convenience only.

a.4

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

a.5

This agreement shall be governed by and interpreted in accordance with the laws of British Columbia, Canada.

a.6

Time shall be of the essence of this agreement.

a.7

The relationship between the Company and Caravel is intended to be and shall be that of Principal and Independent Contractor.  The parties hereto acknowledge and agree that Caravel is not an employee, partner or joint venturer of the Company.  Caravel shall not act or attempt to act, or represent itself, directly or by implication, as an employee, partner or joint venturer of the Company.

a.8

The parties hereto acknowledge and agree that the Company is not appointing Caravel as its agent and that Caravel has no authority, either real or implied, to enter into any contracts or to otherwise bind the Company contractually.

a.9

Caravel shall not enter into any agreement, contract or arrangement with any stock exchange, with any regulatory authority or with any person, firm or corporation imposing any legal obligation or liability of any kind whatsoever on the Company.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

Nation Energy Inc.

“John R Hislop”

Director

CARAVEL MANAGEMENT  CORP.

“Dean Willows”

Controller